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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We hereby consent to the use in this Registration Statement of Pacific Softworks, Inc. on Form SB-2 of our report dated January 29, 1999, appearing in the Prospectus, which is a part of such Registration Statement relating to the consolidated financial statements of Pacific Softworks, Inc. and Subsidiary, and to the reference to our Firm under the caption "Experts" in such Prospectus.



                                MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.

Los Angeles, California
March 26, 1999